Exhibit 10.1

                     AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

      THIS AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT ("Amendment") is entered into as of the 25th day of July, 2005 (the "Effective Date"), by and between Lance Fors ("Executive") and Third Wave Technologies, Inc., a Delaware corporation (the "Company").

      WHEREAS, the Company currently employs Executive as its Executive Chairman pursuant to an Employment Agreement dated as of October 16, 2003, as amended as of June 14, 2004 (as amended, the "Agreement"); and

      WHEREAS, Executive has indicated his desire to resign from his positions as Executive Chairman and as a Director in order to pursue other personal and business interests, and the Executive and the Company have mutually agreed to the resignation by Executive from such Executive Chairman and Director positions; and

      WHEREAS, in consideration of the valuable services which have been provided by the Executive to the Company and the desire of the Company to continue to obtain technology advisory services of the Executive, the parties desire to amend the Agreement on the terms and provisions set forth herein.

      NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

      1. Resignation from Positions as Executive Chairman and Director; Non-Executive Employee. Seven (7) days after the Effective Date, Executive shall cease to be the Executive Chairman and a Director of the Company, and shall become a non-executive technology advisor to the Company as further described in Section 2 below. Executive shall execute and deliver to the Company such written resignations and other letters or documents as may be reasonably requested by the Company with respect to Executive's resignation from such positions.

      2. Non-Executive Employee Role and Responsibilities. In consideration of the mutual covenants set forth herein and the benefits, including the releases, the Company and the Executive agree that Executive will remain as a non-executive employee of the Company, in the role of technology advisor, on the terms set forth herein at such times and locations as are mutually agreed to by the parties:

            a. Reasonable travel and other necessary business expenses incurred by Executive in connection with his advisory services to the Company shall be promptly reimbursed by the Company.

            b. While Executive is employed as a non-executive employee by the Company, he will be allowed to work on or for other companies without restriction,

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                  subject to the provisions of the Noncompetition and
                  Nonsolicitation Agreement between Executive and the Company dated October 22, 2003 (the "Noncompetition Agreement") and the Employee Agreement with Respect to Confidential Information, Invention Assignment and Arbitration dated as of October 22, 2003 (the "Confidentiality Agreement"), which shall remain in full force and effect and which shall be deemed to be incorporated herein by reference, subject to the following amendments thereto:

                        i. The provisions of Section 1(b) of the Noncompetition Agreement shall only apply during the term of Executive's employment with the Company.

                        ii. The provisions of Section 2 of the Confidentiality Agreement shall not apply to Inventions (as defined in the Confidentiality Agreement) conceived, developed and reduced to practice by Executive from and after the Effective Date, if such Inventions do not relate to any Company business as of any time during the term of Executive's employment with the Company. For purposes of this Section 2(b), "Company business" shall include the Company's existing businesses and any business proposed by the Company. Executive acknowledges and agrees that the "Company's business" further includes, without limitation, all of the Company's inventions, technologies and patent portfolio, and any and all improvements thereto and extensions thereof, and that the foregoing include, without limitation inventions, technologies and/or patents relating to (x) endonuclease cleavage or detection, platforms, sample preps, and applications relating to the Company's Invader technology, (y) molecular diagnostics, and (z) any technologies relating to the Company's plan to further its long range plan of building a robust pipeline of genetics/pharmacogenetics, infectious disease, oncology/chromosome analysis, and systems biology (miRNA, metabolites, proteins, etc.) products. Notwithstanding anything to the contrary set forth herein, for purposes of clarity, Section 2(b) shall not apply to any Inventions to the extent that Executive is not considered to be an inventor for purposes of the U.S. Patent laws. In addition, Executive desires to write and publish books and/or articles relating generally to medical health and/or disease. The Company acknowledges that Executive shall not have any obligation under Section 2(b) to assign to the Company any original works of authorship prepared after the Effective Date for dissemination to the general public covering issues generally related to medical health and/or disease, excepting any publications relating to Invader technology. Notwithstanding the foregoing, Executive affirms his continuing obligation under
                        Section 2(e) of the Confidentiality Agreement to assist the Company in securing its intellectual property rights, and Executive further agrees to provide reasonable assistance to the Company in connection with litigation to defend or prosecute the Company's intellectual property rights.

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            c.    Executive represents that, as of the Effective Date, (i) he has neither made, nor is aware of, any undisclosed inventions relating to Company business, and (ii) he has no financial interest, whether via ownership, contract or otherwise, in any molecular diagnostics company, other than as previously disclosed to the Company.

            d. The parties acknowledge, understand and agree that the use of the terms "Executive" and "employee" herein to describe Lance Fors are for convenience only, and shall not affect, imply or impose any rights, responsibilities or obligations with respect to his role, responsibilities or obligations with the Company as a "non-executive employee," except as set forth herein. The parties also acknowledge, understand and agree that the term "non-executive employee" shall have the same meaning as the term "employee" to the extent the term "employee" may be used in any other agreement or document to which the Company or the Executive continue to be bound pursuant to the terms of the Agreement or this Amendment.

            e. It is the intention of the Company and Executive that the Company shall make good faith reasonable efforts to avoid disclosure to Executive of material non-public information ("Inside Information") while Executive is a non-executive employee hereunder. The Company agrees that, due to his limited role as a technology advisor to the Company, Executive shall be exempt from the provisions of the Company's Insider Trading Policy ("Policy") and that Executive shall accordingly have no obligation to obtain pre-clearance or other prior consent from the Company before trading in the Company's securities or refrain from trading during black-out periods that would otherwise be applicable to employees pursuant to the Policy. Executive shall have sole responsibility to consult with his own counsel (at his own expense) regarding any purchase or sale of any Company security by Executive and applicable securities laws. The Executive acknowledges that the Company will have no responsibility for providing advice to Executive regarding applicable securities law.

      3. Termination of Provisions of Employment Agreement. As of the date hereof, the following provisions of the Agreement shall no longer be in force or effect:

                  a. Section 1 - Employment. The parties understand and agree that Executive's roles and responsibilities as a non-executive employee shall be as set forth in Section 2 of this Amendment.

                  b. Section 3.2 - Bonus Compensation and Section 3.3 - Equity Incentives.

                  c. Section 4.1 - General Benefits and Section 4.2 - Paid Time Off (PTO).

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            d.    Section 5 - Business Expenses, provided, however, that Section
                  5 shall continue with respect to those reasonable and necessary expenses incurred prior to the date hereof and through June 30, 2005 as a result of the winding-down of Executive's Wisconsin housing and for those expenses incurred in performance of Executive's services as a non-executive employee. Outstanding expenses with respect to the Wisconsin housing shall be reconciled, and Executive shall be reimbursed for such expenses by July 31, 2005.

            e.    Section 6 - Termination (in its entirety), provided, however:

            i. Executive confirms that the Confidentiality Agreement and the Noncompetition Agreement (both as amended pursuant to Section 2(b) of this Amendment), shall remain in full force and effect in accordance with their respective terms. Executive represents and warrants that he is as of the Effective Date, and shall remain, in compliance with the Noncompetition Agreement and the Confidentiality Agreement.

            ii. The Company may terminate the Agreement and any further obligation to pay Executive Base Compensation in the event of Executive's uncured material breach of the Agreement, the Non-Competition Agreement, or the Confidentiality Agreement (any one of which is a "Cause Event"), provided, however, that Executive shall have 30 days after written notice from the Company to the Executive specifying such breach within which to cure. For avoidance of any doubt, the parties agree that the failure to mutually agree upon any aspects of Executive's role as a technical advisor shall not constitute a material breach hereunder.

            iii. The Executive may resign as a non-executive employee in the event of the Company's uncured material breach of the Agreement, which material breach remains uncured 30 days after written notice from the Executive specifying such breach.

            iv. In the event Company terminates the Agreement for any reason other than as a result of a Cause Event pursuant to subsection (ii), or the Executive resigns as a non-executive employee pursuant to subsection (iii) above, Executive shall be entitled to the balance of his Base Compensation under the Agreement through June 30, 2007. Upon either of the foregoing termination or resignation, or upon termination of the Agreement on June 30, 2007 by its terms, all stock options granted to Executive shall be immediately accelerated and shall be considered fully vested effective as of the date of such termination or resignation and all stock options shall be open for exercise until the latest date on which those options would expire or are eligible to be exercised under the applicable option grant agreements, determined without regard to such termination or resignation.

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            f.    Section 7 - Severance, other than Section 7.8. For the
                  avoidance of doubt, it is acknowledged by the Company and Executive that the resignation by Executive as Executive Chairman and appointment as non-executive employee hereunder does not constitute the termination of or resignation by Executive from employment by the Company for purposes of the Company's stock option plans and the stock options grants issued thereunder. In accordance therewith, all stock options granted to Executive shall continue to vest in accordance with their original terms, and shall remain open for exercise until the latest date on which those options would expire or are eligible to be exercised under the applicable option grant agreements. For the avoidance of doubt, this language is not intended to alter any previous agreement on this subject.

      4. Continuation of Certain Provisions of Employment Agreement. For the avoidance of any doubt, the parties acknowledge and agree that all other provisions of the Agreement shall remain in full force and effect, including without limitation:

            a. Section 2 - Term of Employment, subject to Section 2 of this Amendment.

            b. Section 3.1 - Base Compensation and Severance Compensation, which shall continue to be payable in accordance with Section
                  3.1 through June 30, 2007, subject to the provisions of
                  Section 3(e) of this Amendment with regard to Base Compensation. Severance compensation shall remain payable to Executive notwithstanding the termination by the Company or resignation by Executive of Executive's services as a non-executive employee as described in Section 3(e) of this Amendment.

            c.    Section 4.3 - Indemnification/Liability Insurance.

            d.    Section 8, through and including, Section 16.

      5. Trading of Company Securities. As provided in Section 2 above, the parties acknowledge and agree that Executive shall not be subject to the Policy. Notwithstanding the foregoing, Executive agrees that for 90 days after the Effective Date, he will not sell, or offer to sell, any Company securities, including pursuant to 10b5-1 Plans. The Company agrees to cooperate with Executive and to take all such actions, including the execution, delivery and acknowledgment, of such documents and instruments, as may be reasonably required by the Executive in connection with purchases and sales of Company securities after such 90-day period, and shall cause the Company's transfer agent to do the same, including, but not limited to, the removal of any restrictive legends when requested by the Executive, without cost to Executive, and such other reasonable requests as may be made by the Executive from time to time hereafter.

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      6.    Release by Company. In consideration for the covenants and agreements of the Executive set forth in this Amendment, the Company, for and on behalf of itself and its affiliates and their respective shareholders, directors, officers, employees, attorneys, representatives, agents, affiliates, successors and assigns (the "Company Parties") hereby absolutely and unconditionally releases, waives and forever discharges the Executive, and his heirs, legal representatives, executors, successors, and assigns (the "Executive Parties"), from any and all manner of actions, causes and causes of action, controversies, covenants, claims, damages, debts, duties, liabilities or obligations of any nature whatsoever (collectively, the "Company Claims"), whether known or unknown or suspected or unsuspected, which the Company Parties or any of them may now or hereafter own, hold, have or claim to have against the Executive for, upon or by reason of any manner, cause or thing whatsoever occurring on or at any time prior to the date of this Amendment ("Company Release"). Without limiting the foregoing, the Company Parties agree that the Company Release includes Company Claims whether in contract, tort or otherwise. Notwithstanding anything to the contrary contained herein, the representations contained in this Amendment, and the covenants, agreements and obligations of the Executive to be performed from and after the date hereof under the Agreement, as amended by this Amendment No. 2 and Amendment No. 1, the Noncompetition Agreement as amended, and the Confidentiality Agreement as amended, are not subject to this Company Release.


      7.    Release by Executive.

      a. In consideration for the covenants and agreements of the Company set forth in the Employment Agreement, Executive, for and on behalf of himself and the Executive Parties, hereby absolutely and unconditionally releases, waives and forever discharges the Company Parties from any and all manner of actions, causes and causes of action, controversies, covenants, claims, damages, debts, duties, liabilities or obligations of any nature whatsoever (collectively, the "Executive Claims"), whether known or unknown or suspected or unsuspected, which the Executive Parties or any of them may now or hereafter own, hold, have or claim to have against the Company for, upon or by reason of any manner, cause or thing whatsoever occurring on or at any time prior to the date of this Amendment (the "Executive Release"). Without limiting the foregoing, the Executive Parties agree that the Executive Release include Executive Claims, whether in contract, tort or otherwise. Without limiting the foregoing, Executive agrees that the Executive Release includes claims (i) for wrongful termination or breach of the covenant of good faith and fair dealing, (ii) under Title VII of the Civil Rights Act of 1964, as amended, (iii) under the Civil Rights Act of 1991, as amended, (iv) under any Collective Bargaining Agreement, (v) under the Wage Payment Act, Chap. 109 Wis. Stats., as amended, (vi) under the California Fair Employment and Housing Act, as amended, (vii) under the California Labor Code, as amended, (viii) under the American with Disabilities Act of 1990, as amended,
(ix) under any Wisconsin or California law prohibiting discrimination; (x) under any other Federal, and state and local laws, orders or regulations in any way relating to the employment relationship, termination or discrimination, (xi) under common law, and (xii) under the Age Discrimination Employment Act ("ADEA"), and the Older Worker Benefit Protection Act, as amended. Notwithstanding anything to the contrary contained herein, the covenants,

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agreements and obligations of the Company to be performed from and after the date hereof under the Agreement, as amended by this Amendment No. 2 and Amendment No. 1, the Noncompetition Agreement as amended, and the Confidentiality Agreement as amended are not subject to this Executive Release.

      b. Executive agrees that he has been provided with twenty-one days from the date he received this Amendment within which to consider its terms. Executive acknowledges that he has consulted with an attorney of his choice, and has negotiated the terms of this Amendment and Executive has also had the opportunity to consult with other professional persons unrelated to the Company regarding the terms of this Amendment. Executive's signature below indicates that he is entering into this Amendment freely, knowingly and voluntarily with a full understanding of its terms. Further, the terms of this Amendment cannot become effective or enforceable until seven (7) days following the date of its execution, during which time Executive may revoke the Amendment by notifying the Company in writing. Executive understands that any rights or claims he may have under the ADEA that arise after the date of this Amendment is executed are not waived by him.

      8. Waiver. The parties acknowledge that they each may have released claims that are presently unknown and that the releases contained in this Amendment are (subject to their terms) intended to and will fully, finally, and forever discharge all such claims, whether now asserted or unasserted, known or unknown. EACH PARTY EXPRESSLY UNDERSTANDS AND AGREES TO WAIVE THE PROVISIONS OF, AND RELINQUISH ALL RIGHTS AND BENEFITS AFFORDED BY, CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES IN FULL AS FOLLOWS:

      A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

In making this waiver, the parties hereto acknowledge that they may hereafter discover facts in addition to or different from those that they now believe to be true with respect to the subject matters releases herein, but they agree that they have taken that possibility into account in reaching this Amendment and that, notwithstanding the discovery or existence of any such additional or different facts, as to which they expressly assume the risk, they fully, finally, and forever settle and release, on the terms set forth in this Amendment, any and all such released claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, that the party had, has or may have in the further, upon any theory of law or equity, including, but not limited to, conduct that is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts.

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      9. Equipment. Within 60 days after the date of this Amendment, Executive may elect to purchase from the Company, and if so elected, the Company shall sell to Executive, at book value, the laptop and printer provided by the Company to Executive for home office use.

      10. Full Force and Effect. Except as amended hereby, the Agreement remains in full force and effect and is hereby ratified, confirmed and approved.

      11. Conflicts between this Amendment and other Agreements. In the event of any conflict between this Amendment No. 2 and any other prior agreement between Executive and the Company, the terms of this Amendment No. 2 shall govern.

      12. Board Approval. The authorized signatories hereby represent and warrant on behalf of the Company that this Amendment, including, without limitation, the waiver and exemption from the Policy set forth in Section 2(e) hereof, has been approved by the Board of Directors of the Company.

      13. Counterparts. This Amendment may be executed in two or more counterparts, each of which is deemed an original but all of which together constitute one and the same instrument.


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      IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to Employment Agreement as of the date first written above.

                                ________________________________________
                                Lance Fors

                                Third Wave Technologies, Inc.

                                By:_____________________________________
                                Its:____________________________________

                                Confirmed and Agreed:

                                __________________________________________
                                Gordon Brunner
                                Chairman, Third Wave Technologies, Inc.
                                Compensation Committee of the Board of Directors